Exhibit 99.1

NRx Pharmaceuticals (Nasdaq:NRXP) Announces 2025 Annual Meeting Date and Record Date

January 16, 2026

WILMINGTON, Del., Jan. 16, 2026 (GLOBE NEWSWIRE) -- NRx Pharmaceuticals, Inc. (Nasdaq: NRXP) (the “Company”), a clinical-stage biopharmaceutical company, today announced that it will hold its annual meeting of stockholders (the “2025 Annual Meeting”) on March 23, 2026 at 10:00 a.m. Eastern Time, in virtual-only format at https://www.cstproxy.com/nrxpharma/2026, and any adjournments or postponements thereof. The Company's Board of Directors (the “Board”) also set a record date of February 12, 2026 entitling stockholders of record as of such date to notice of and to vote at the 2025 Annual Meeting.

The Company will provide additional details regarding the exact time and matters to be voted on at the 2025 Annual Meeting in the Company's proxy statement for the 2025 Annual Meeting to be filed with the U.S. Securities and Exchange Commission (the “SEC”) prior to the 2025 Annual Meeting.

Because the date of the 2025 Annual Meeting is more than 60 days after the anniversary of the Company’s prior annual meeting held on October 8, 2024 (the “2024 Annual Meeting”), the deadline for stockholder nominations or proposals for consideration at the 2025 Annual Meeting set forth in the Company’s 2024 proxy statement no longer applies. As such, the Company would like to publicly announce the date of the 2025 Annual Meeting and provide the due date for the submission of any qualified stockholder proposals (other than proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or qualified stockholder director nominations.

Pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), in order for stockholder proposals (other than proposals submitted pursuant to Rule 14a-8 under the Exchange Act) or stockholder nominations to be properly brought before the 2025 Annual Meeting, the Company must receive proper written notice, delivered in accordance with the Bylaws, at its principal executive offices no later than the close of business on January 26, 2026. Because the 2025 Annual Meeting will be held more than sixty (60) days after the one-year anniversary of the 2024 Annual Meeting, this deadline reflects the later of (i) the ninetieth (90th) day prior to the 2025 Annual Meeting and (ii) the tenth (10th) day following the date on which the Company first publicly disclosed the date of the 2025 Annual Meeting.

Stockholder proposals submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act must comply with the requirements and deadlines specified in Rule 14a-8 and are not governed by the advance-notice provisions of the Bylaws.

The January 26, 2026 deadline will also apply in determining whether a stockholder proposal or nomination is timely for purposes of exercising discretionary voting authority under Rule 14a-4(c) of the Exchange Act. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the notice, information, and timing requirements of Rule 14a-19 under the Exchange Act and the Bylaws.

Stockholder written proposals and director nominations (other than proposals submitted pursuant to Rule 14a-8 under the Exchange Act) should be delivered to NRx Pharmaceuticals, Inc., c/o the Secretary, at the Company’s principal executive offices, in accordance with the Bylaws. Such delivery must be made exclusively by hand (including overnight courier service) or by certified or registered mail, return receipt requested. Any stockholder proposal or director nomination (other than a proposal submitted pursuant to Rule 14a-8) received after the January 26, 2026 deadline will be considered untimely under the Bylaws and will not be considered at the 2025 Annual Meeting.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals, Inc. (www.nrxpharma.com) is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal depression, chronic pain, and PTSD. The Company is developing NRX-100 (preservative-free intravenous ketamine) and NRX-101 (oral D-cycloserine/lurasidone). NRX-100 has been awarded Fast Track Designation for the treatment of Suicidal ideation in Depression, including Bipolar Depression. NRX-101 has been awarded Breakthrough Therapy Designation for the treatment of suicidal bipolar depression. NRx has filed an Abbreviated New Drug Application (ANDA), and initiated a New Drug Application filing for NRX-100 with an application for the Commissioner’s National Priority Voucher Program for the treatment of suicidal ideation in patients with depression, including bipolar depression.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company has reported regulatory milestones as they have been achieved but has not predicted the outcome of any future regulatory determination. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, including uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy, and, among other things, liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:
Brian Korb
Managing Partner, astr partners
(917) 653-5122
brian.korb@astrpartners.com

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